Exhibit 99

FOR IMMEDIATE RELEASE:	CONTACT:
January 24, 2006	Nancy Stark
908-306-6762
nancy.stark@verizonwireless.com

Verizon Wireless Reports 4Q 2005 Customer Growth of

2 Million, Setting Quarterly Record

BEDMINSTER, NJ — Verizon Wireless today announced fourth-quarter 2005 net wireless customer additions of 2.0 million, an industry record to date and an increase of 20.5 percent over the fourth-quarter 2004.

For full-year 2005, Verizon Wireless added a net of more than 7.5 million customers, up 19.5 percent over 2004, and served 51.3 million customers nationwide as of year-end. While adding record volumes of new customers, the company maintained strong margins throughout the year.

Fourth quarter 2005 is the company’s 14th consecutive quarter of double-digit, year-over-year quarterly net add growth. It is the seventh consecutive quarter in which the company added more than 1.5 million customers.

Verizon Wireless has the most reliable coast-to-coast wireless network, which is key in attracting new customers and in earning loyalty among existing customers. The company has the highest loyalty level in the industry, as measured by the rate of customer churn, or turnover.

-more-

Verizon Wireless News Release, page 2

Verizon Wireless is a joint venture of Verizon Communications (NYSE:VZ) and Vodafone Group plc (NYSE and LSE:VOD), which earlier today reported key performance indicators that included the proportionate share of Verizon Wireless net customer additions. Further details about Verizon Wireless’ financial and operational results for the fourth quarter and full-year 2005 will be reported when Verizon Communications announces its consolidated quarterly results on Jan. 26.

About Verizon Wireless

Verizon Wireless owns and operates the nation’s most reliable wireless network, serving 51.3 million voice and data customers. The company is headquartered in Bedminster, NJ. Find more information on the Web at www.verizonwireless.com. To receive broadcast-quality video footage and high-resolution stills of Verizon Wireless operations, log on to the Verizon Wireless Multimedia Library at www.verizonwireless.com/multimedia.

NOTE: This press release contains statements about expected future events and financial results that are forward-looking and subject to risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The following important factors could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: materially adverse changes in economic conditions in the markets served by us, an adverse change in the ratings afforded our debt securities or those of Verizon Communications by nationally accredited ratings organizations, the effects of the substantial competition that exists in our markets, which has been intensifying, our ability to obtain sufficient financing to satisfy our substantial capital requirements, including to fund capital expenditures, debt repayment and distributions to our owners, our ability to obtain sufficient spectrum licenses, particularly in our most densely populated areas, our ability to develop future business opportunities, including wireless data services, and to continue to adapt to the changing conditions in the wireless industry, our ability to receive satisfactory service from our key vendors and suppliers, our ability to generate additional subscribers, with acceptable levels of churn, from resellers and distributors of our service, material changes in available technology, and technology substitution that could impact the popularity and usage of our technology, our continued provision of satisfactory service to our subscribers at an acceptable cost, in order to reduce churn, the impact of continued unionization efforts with respect to our employees, regulatory developments, including new regulations that could increase our cost of doing business or reduce demand for our services, developments in connection with existing or future litigation, and changes in our accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings.

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